Exhibit 10.38

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of October 28, 2009 (the “Amendment”) is entered into among Amphenol Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Company, certain Subsidiaries of the Company from time to time party thereto, as designated borrowers (the “Designated Borrowers”), certain Subsidiaries of the Company from time to time party thereto, as guarantors (each a “Subsidiary Guarantor”; together with the Company, the “Guarantors”), the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of July 15, 2005 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments.  The Credit Agreement is hereby amended as follows:

(a)                                  The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Excess Indebtedness” has the meaning specified in Section 8.01(l) of the Credit Agreement.

(b)                                 The following new paragraph is hereby added at the end of Section 2.06 of the Credit Agreement to read as follows:

The Company shall, upon receipt of the proceeds of any Excess Indebtedness, promptly notify the Administrative Agent in writing of the aggregate amount of such Excess Indebtedness.  Immediately upon receipt by the Administrative Agent of such notice, the Aggregate Commitments shall be automatically and permanently reduced by the amount of such Excess Indebtedness.  The Administrative Agent will promptly notify the Lenders of any such reduction of the Aggregate Commitments.  The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit unless after giving effect to any such reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments in which case any such Sublimit shall be automatically reduced by such excess.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any automatic reduction of the Aggregate Commitments shall be paid on the effective date of such automatic reduction.

(c)                                  Section 8.01(l) of the Credit Agreement is hereby amended to read as follows:

(l)                                     the Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $500,000,000 at any time outstanding; provided, however, to the extent the aggregate principal amount of Indebtedness incurred pursuant to this clause (l) exceeds $200,000,000 at any time (x) the Company shall promptly notify the Administrative Agent of the incurrence of such Indebtedness in excess of such amount (the “Excess Indebtedness”) and (y) the Loan Parties agree that the Aggregate Commitments shall be automatically and permanently reduced in an aggregate amount equal to such Excess Indebtedness in accordance with Section 2.06;

2.                                       Conditions Precedent.  This Amendment shall be effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Company, the Subsidiary Guarantors, the Required Lenders and the Administrative Agent.

3.                                       Miscellaneous.

(a)                                  The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)                                 Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)                                  Each Loan Party hereby represents and warrants as follows:

(i)                                     Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)                                  This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)                               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(d)                                 The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)                                  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)                                    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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